Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


Nuveen Massachusetts Premium Income Municipal Fund
811-07486


The Registrant incorporates by reference to this Sub-Item
77Q1(a) of Form N-SAR, a copy of the form of the Statement Establishing and Fixing the Rights and
Preferences, considered to be an amendment to the Charter, containing a description of the Funds preferred securities.
This Statement was filed as Appendix C to the SEC filing on Form DEF 14 8C on October 10, 2013, Accession No.
0001193125-13-396661.